Exhibit 10.17

BUSINESS LOAN AGREEMENT

This BUSINESS LOAN AGREEMENT (“Agreement”) is made this 1st day of March, 2025 (the “Effective Date”), by and between Elauwit Connection, Inc. (the “Borrower”), a Delaware corporation with an address of 1520 Locust Street, Philadelphia, PA 19102, and Endurance Financial LLC, a Wyoming limited liability company with an address of 1621 Central Avenue, Cheyenne, WY 82001 (the “Lender”).

BACKGROUND

Borrower desires to borrow from Lender, and Lender, subject to the terms and conditions set forth herein, is prepared to lend Borrower the sum of Five Hundred Thousand Dollars and 00/100 Cents ($500,000) (the “Loan”), which Loan shall be secured by the various documents and instruments set forth herein.

As a condition and inducement to Lender to make the Loan, and as more particularly set forth in this Agreement, Borrower has agreed to provide Lender with a security interest in current notes receivable, and to deliver, or cause to be delivered, various documents and instruments, including a Note and Security Agreement. The execution and delivery of the documents and instruments by Borrower or other parties described herein are a condition of the Lender’s obligation to extend the Loan.

AGREEMENT

NOW THEREFORE, with the foregoing Background incorporated herein as if fully set forth at length, in consideration of the premises, and of the mutual promises and undertakings of the parties set forth herein, and with the intention of being legally bound hereby, the parties hereto agree as follows:

1.	The Loan.

a.	Loan Amount. Subject to the terms and conditions of this Agreement, Lender hereby agrees to make a term loan to Borrower in the principal amount of Five Hundred Thousand Dollars and 00/100 Cents ($500,000) for a period of Eighteen (18) months from the date hereof, unless extended in accordance with Section 1(c) below, the proceeds of which shall be used to finance its business operations.

b.	Security and Collateral.

i.	The Borrower’s obligation to repay the Loan and any other sums loaned to the Borrower by the Lender hereunder is evidenced by the Borrower’s Commercial Promissory Note dated this date in the principal amount of Five Hundred Thousand Dollars and 00/100 Cents ($500,000) (“Note”), providing for the payment of principal, together with interest thereon at the rate set forth therein, in such installments, at such times, and according to such further terms as set forth in the Note.

ii.	As security for the Note and all of the Borrower’s obligations thereunder and hereunder, the Borrower shall execute and deliver to the Lender or cause to be executed and delivered to the Lender, as the case may be, such security agreements, financing statements, continuation statements and other security instruments as the Lender shall require in order to create a valid and perfected security interest in the collateral more particularly described in the Security Agreement between the parties (such documents, together with the Note, are hereinafter collectively referred to as the “Loan Documents”). Such documents shall be in form and substance satisfactory to Lender, and any filing and recording fees with respect thereto shall be paid by the Borrower.

c.	Interest Rate. From the Effective Date until paid in full, the outstanding principal balance of the Loan shall bear interest at a rate of Sixteen and One-Half Percent (16.5%) per annum, as provided in the Note.

d.	Default Rate of Interest. Upon and after the occurrence of an Event of Default, as defined in Section 5(a) hereinbelow, at the election of Lender, all interest accruing in respect of any loan or other obligation of Borrower under this Agreement shall be increased, as provided in the Note, by a per annum percentage equal to the lesser of (i) Ten Percent (10%) per annum; or (ii) the maximum amount of interest permitted by applicable law to be contracted for, charged or received (the “Default Rate”). The Default Rate will be charged upon the outstanding balance due upon the occurrence of an Event of Default and may be calculated retroactively, from the date of the occurrence of the Event of Default, upon the balance due.

e.	Fees.

i.	Origination Fee. As compensation for the expenses of underwriting and evaluating the Loan, the Borrower shall pay to the Lender a fee of Fifteen Thousand Dollars and 00/100 Cents ($15,000) on the date hereof. Such fee shall be in addition to the interest and any and all other amounts which the Borrower is required to pay under the Loan Documents in connection with the Loan.

ii.	Lender’s Expenses. On the Effective Date, Borrower shall pay all of Lender’s expenses in connection with the Loan, including the legal fees of Lender’s counsel and any filings costs or fees incurred to create a valid and perfected security interest in the Collateral.

iii.	Late Fees. If Lender does not receive the entire amount of any payment required under this Loan Agreement or any other Loan Documents within five (5) days of its due date, Borrowers shall, to the extent permitted by law, pay a late charge equal to ten percent (10.0%) of the overdue payment. Any such late charge assessed is immediately due and payable.

f.	Disbursement. Acceptance of the proceeds of the loan by Borrowers shall be deemed a representation and warranty by Borrower to Lender that all conditions precedent to the making of the Loan specified in Section 4 of this Agreement are satisfied.

g.	Payment. Borrower shall make quarterly installments of interest due under the Note to the Lender by ACH or wire transfer of immediately available funds denominated in United States dollars.

2.	Representations and Warranties.

a.	Existence. The Borrower is a corporation organized in the State of Delaware and is authorized to do business in each jurisdiction in which it operates.

b.	No Governmental Approval Required. No consent, approval or other authorization of or by any court, administrative agency, or other governmental authority is required in connection with the Borrower’s execution and delivery of or compliance with any of the Loan Documents or any other document or instrument relating to the Loan executed by the Borrower.

c.	Conflict; Breach. The Borrower’s execution and delivery of and compliance with the Loan Documents or any other documents and instruments relating to the Loan will not conflict with or result in a breach of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other document or instrument to which the Borrower is a party or by which it is bound, and such action by the Borrower will not result in the creation or imposition of any lien, charge or encumbrance upon any property of the Borrower in favor of anyone other than the Lender.

d.	Litigation. There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower before or by any court, administrative agency or other governmental authority, or which brings into question the validity of the transactions contemplated hereby.

e.	Financial Statements. The financial statements of the Borrower, copies of which have been furnished to the Lender, have been prepared in accordance with generally accepted accounting principles consistently applied and fairly and accurately reflect the financial condition of the Borrower as of and for the period shown therein, and there has been no material adverse change in the financial condition or business of the Borrower since the date thereof.

f.	Tax Returns. Any and all federal, state and local income tax returns required to have been filed by the Borrower as of the date hereof have been filed, and all taxes reflected upon any such tax returns, all past due taxes, interest and penalties and all estimated payments required to be paid have been paid.

g.	Title to Personal Property. All personal property with respect to which the Borrower has granted to the Lender a security interest pursuant to any of the Loan Documents is otherwise owned by the Borrower free and clear of all liens, encumbrances, and security interests.

h.	Bankruptcy; Insolvency. The Borrower has not applied for nor consented to the appointment of a receiver, trustee or liquidator of itself or any of its property, admitted in writing its inability to pay its debts as they mature, made a general assignment for the benefit of creditors, been adjudicated as bankrupt or insolvent or filed a voluntary petition in Bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any Bankruptcy, reorganization, insolvency, readjustments of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, and no action has been taken by it for the purpose of effecting any of the foregoing. No order, judgment or decree has been entered by any court of competent jurisdiction approving a petition seeking reorganization of the Borrower or all or a substantial part of the assets of the Borrower, or appointing a receiver, sequestrator, trustee or liquidator of it or any of its property.

i.	ERISA. Borrower does not maintain nor is it a party to (or ever maintained or was a party to) any “Employee Welfare Benefit Plan”, as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any other written, unwritten, formal or informal plan or agreement involving direct or indirect compensation other than workers’ compensation, unemployment compensation and other government programs, under which Borrower has any present or future obligation or liability. Borrower does not maintain nor is it a party to (or ever maintained or was a party to) any “Employee Pension Benefit Plan”, as defined in Section 3(2) of ERISA, and the Corporation does not contribute to any “Multiemployer Plan” as defined in Section 3(37) of ERISA.

3.	Covenants.

a.	Financial Statements. The Borrower shall deliver, or cause to be delivered to Lender annually, within ninety (90) days after the end of each fiscal year, the prior year’s financial statement for each Borrower. Borrower must deliver to Lender along with the financial statement, copies of all bank and/or brokerage statements to verify liquidity, if applicable, and copies of all current eligible customer contracts in which Lender has a security interest.

b.	Tax Returns. The Borrower shall deliver, or cause to be delivered to Lender annually, on or before July 15 of each year, the prior year’s signed income tax returns and all schedules thereto for each Borrower, each of which must be prepared by a certified public accountant. Borrower shall also cause Guarantors to deliver to Lender their accountant prepared tax returns annually on or before July 15 of each year, the prior year’s signed federal and state income tax returns and all schedules thereto.

c.	Principal Office. The Borrower shall maintain its principal office and/or the office where it keeps its books and records in the same location unless it gives the Lender prior written notice of any proposed change in location thereof.

d.	Books and Records. The Borrower shall keep complete and accurate books and records in accordance with generally accepted accounting principles consistently applied. The Borrower shall furnish to the Lender all such written information relating to its affairs as may be requested by the Lender from time to time.

e.	Audit. The Lender shall have the right at any time but no more than once annually and from time to time upon prior written notice to Borrower to audit the books and records of the Borrower and the Borrower shall be obligated to make available for any such audit all books, records and other information that the Lender may request for such purpose and to cooperate fully with the Lender in connection therewith. The cost of such audit shall be paid for by Borrower.

f.	Changed Circumstances. The Borrower shall promptly notify the Lender of any change in any fact or circumstance represented or warranted by the Borrower herein and in any other documents furnished to the Lender in connection with this Agreement.

g.	Lender’s Costs. The Borrower shall pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses (including but not limited to reasonable out-of-pocket attorney’s fees) incurred by the Lender in connection with the preparation, review, modification and enforcement of the Loan Documents and the administration and collection of the Loan.

h.	Maintenance of Existence; Single Purpose. Borrower shall not make or permit any substantial change in, or cease in whole or in part, its present business, or engage in any other activities apart from its present business.

4.	Conditions Precedent. The obligation of the Lender to make the Loan to the Borrower is subject to receipt by Lender of the following documents and the satisfaction of the following conditions precedent:

a.	Representations and Warranties. Each and all of the representations and warranties set forth in this Agreement and any other Loan Documents shall be true and correct in all respects.

b.	No Default. No Default or Event of Default exists or shall have occurred and be continuing on the date such Loan is made.

c.	Fees, Charges and Premiums. The Borrower shall cause to have paid all premiums on insurance policies and bonds, all filing or recording costs assessed against the Borrower, and origination fee of the Lender, and the legal fees and disbursements of the Lender’s counsel in connection with the Loan.

d.	Delivery of Loan Documents. The Loan Documents shall have been duly executed and delivered to the Lender and, where applicable, shall have been recorded or filed in the appropriate public office.

e.	Delivery of Other Documents. The following documents shall have been delivered by or on behalf of the Borrower to the Lender, and shall be true and correct in all material respects on and as of the date the Loan is made:

i.	Organizational Documents. Certificates of recent date of the appropriate authority or official from Borrower’s state of incorporation or organization certifying as to the good standing and corporate or other entity, as applicable, existence of Borrower; a copy of Borrower’s articles of formation or certificate of incorporation (or equivalent document), as applicable; and a certification by a duly authorized officer of the Borrower that such documents are true, correct, and complete.

ii.	By-laws and Corporate Authorizations. Copies of the bylaws, limited liability company agreement, or similar governing documents of Borrower together with all authorizing resolutions and evidence of corporate or other entity, as applicable, action taken by the Borrower to authorize the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation by Borrower of the transactions contemplated hereby, certified as true, correct, and complete by a duly authorized officer of the Borrower.

iii.	Incumbency Certificate. Certificate of incumbency of Borrower containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Borrower in connection with the Loan Documents to which Borrower is a party and the consummation by the Borrower of the transactions contemplated hereby.

5.	Defaults.

a.	Event of Default. The occurrence of any one or more of the following events shall, at the sole option of the Lender, constitute an Event of Default hereunder:

i.	Borrower shall fail to make any payment of principal, interest, costs and/or fees due to Lender under the Note or under any of the other Loan Documents when the same is due and payable, whether at maturity or by acceleration or otherwise;

ii.	Except as otherwise specifically provided for in this Agreement, the Borrower shall fail to observe or perform any of the covenants or agreements on its part to be observed and performed under this Agreement or under any of the other Loan Documents;

iii.	Any representation or warranty by Borrower under this Agreement or under any of the other Loan Documents shall be untrue in any material respect when made or shall become untrue in any material respect during the term of the Loan;

iv.	Any Event of Default shall occur under any of the other Loan Documents or under the terms of any other document evidencing or securing any other loan facilities made by Lender to the Borrower or an affiliate of the Borrower;

v.	Any event of default by Borrower under any loan, extension of credit, security agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or ability to repay this Loan, or perform its respective obligations under this Agreement or any related document;

vi.	There shall be a material adverse change in the financial condition of the Borrower as determined by the Lender.

vii.	The Borrower or any Guarantor shall apply for or consent to the appointment of a receiver, trustee or liquidator of itself or himself or any of its or his property, admit in writing its or his inability to pay its or his debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a Bankrupt, insolvent or file a voluntary petition in Bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any Bankruptcy reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting the material allegations of a petition filed against it or him in any proceeding under any such law, or if action shall be taken by the Borrower for the purpose of effecting any of the foregoing;

viii.	The dissolution, liquidation, or transfer or disposition (by operation of law or otherwise) for less than adequate consideration of a substantial portion of the assets of Borrower;

ix.	Without the prior written express consent of Lender, the direct or indirect transfer (by operation of law or otherwise) of a substantial part of the assets of Borrower;

b.	Acceleration and Remedies. Upon the occurrence of an Event of Default hereunder, in addition to any other rights or remedies available to it hereunder or under any other Loan Document or at law or in equity, and without notice, the Lender may exercise any or all of the following rights and remedies as it may deem necessary or appropriate:

i.	declare the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, to be immediately due and payable in full; and/or

ii.	set off all property of the Borrower now or hereafter at any time in its possession in any capacity whatsoever including but not limited to, any balance or share of any deposit, trust or agency account, as to all of which property the Borrower hereby grants the Lender a lien and security interest.

iii.	Should an event described in Section 5(a)(vii) of this Business Loan Agreement occur, then Lender is entitled to pre-confirmation and post-confirmation interest, at the Default Rate, on the Loan arrearages and other charges notwithstanding the entry of a Judgment. Said interest on the Loan arrearages and other charges will be considered an element of an allowed secured claim provided for by any plan.

c.	Remedies Cumulative, etc.

i.	No Waiver by Conduct; Remedies Cumulative. No right or remedy conferred upon or reserved to the Lender under any of the Loan Documents, or with respect to any guaranty of payment of the Loan or of performance of any of the Borrower’s obligations under any of the Loan Documents or any collateral securing the payment of the Loan under any of the Loan Documents (collectively the “Collateral”), now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be or shall be deemed exclusive of any other such right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Lender, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur. No act of the Lender shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Lender shall be separate distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any Event of Default thereunder, or of any obligation or liability of the Borrower thereunder. Nothing herein, however, shall be construed to prevent the Lender from waiving any condition, obligation or default it should so elect. In the event of such election by the Lender, any waiver, in order to be effective, must be in writing and signed by the Lender, and any such waiver shall be strictly limited in its effect to the condition, obligation or default specified therein and shall not extend to any subsequent condition, obligation or default or impair any right of the Lender with respect thereto.

ii.	Judgment/Non-merger. The recovery of any judgment by the Lender and/or the levy of execution under any judgment shall not affect in any manner or to any extent, liens or other security interests in any Collateral, or any rights, remedies or powers of the Lender under any of the Loan Documents or with respect to any Collateral, but such liens and security interests, and such rights, remedies and powers of the Lender shall continue unimpaired as before. Further, the entry of any judgment by the Lender shall not affect in any way the interest rate payable under any of the Loan Documents on any amounts due to the Lender, but interest shall continue to accrue on such amounts at the Default Rate (as hereinafter defined).

iii.	Waiver of Notice. The Borrower hereby waives presentment, demand, notice of nonpayment protest notice of protest, or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Loan. To the extent permitted by law, Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. The Borrower further waives and releases all procedural errors, defects and imperfections in any proceedings instituted by the Lender under the terms of any of the Loan Documents or with respect to any Collateral.

d.	Default Rate. Following the occurrence of any Event of Default and continuing either until such Event of Default is cured or until the principal sum then outstanding under the Note and all other sums payable under the Loan Documents are paid in full, the principal sum outstanding under the Note shall bear interest at the Default Rate (as defined in the Note), and shall be secured by the Collateral.

e.	Costs and Expenses. Following the occurrence of any Event of Default, the Borrower shall pay upon demand all costs and expenses (including all amounts paid to attorneys, accountants, appraisers, real estate brokers and other advisors employed by the Lender), incurred by the Lender in the exercise of any of its rights, remedies or powers under any of the Loan Documents or with respect to any Collateral with respect to such Event of Default and any amount thereof not paid promptly following demand therefor together with interest thereon at the Default Rate from the date of such demand, shall become part of the Loan and shall be secured by the Collateral. In connection with and as part of the foregoing, in the event that any of the Loan Documents is placed in the hands of an attorney for the collection of any sum payable thereunder, the Borrower agrees to pay reasonable attorneys’ fees for the collection of the amount being claimed under such Loan Document, as well as all costs, disbursements and allowances provided by law, the payment of which sums shall be secured by the Collateral.

6.	Miscellaneous.

a.	Maximum Rate of Interest on Loan. Notwithstanding anything to the contrary contained herein or in any other document executed in connection with the Loan, the effective rate of interest on the Loan shall not exceed the maximum effective rate of interest permitted by applicable law or regulation. The Borrower hereby agrees to give the Lender written notice in the event that Borrower has actual knowledge that an interest payment made to the Lender with respect to this Loan will cause the total interest payments collected in any one year to be usurious under applicable law, and the Lender hereby agrees not to collect knowingly any interest from the Borrower in the form of fees or otherwise which will render this Loan usurious. In the event that such interest would be usurious in the Lender’s opinion, the Lender reserves the right to reduce the interest payable by the Borrower or refund any such interest to Borrower. This provision shall survive Closing hereunder and the repayment of the Loan.

b.	Indemnity. The Borrower, for itself and all those claiming under or through it, agrees to protect, indemnify, defend and hold harmless the Lender, its directors, officers and employees, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and expenses, arising out of this Agreement or in connection herewith except on account of the gross negligence or willful misconduct of the Lender. This obligation specifically shall survive the repayment of the Loan.

c.	Limitation of Lender’s Liability. The rights and benefits of this Agreement shall not inure to the benefit of any third party, except as provided in section 6(d) hereinbelow. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, or any conduct or course of conduct by the Borrower or the Lender or their respective affiliates, agents or employees, neither this Agreement nor any Loan Documents shall be construed as creating any rights, claims or causes of action against the Lender in favor of any other person or entity other than the Borrower. Lender undertakes no responsibility to review or inform Borrower of any matter in connection with any phase of Borrower’s business or operations. Borrower agrees that Lender shall not have liability to Borrower (whether sounding in tort, contract or otherwise) for losses suffered in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission, or event occurring in connection therewith or otherwise, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.

d.	Waiver of Consequential Damages. Lender shall have no liability with respect to, and Borrower hereby waives, releases, and agrees not to sue for, any special, indirect, or consequential damages suffered by Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

e.	Successors and Assigns. This Agreement inures to the benefit of and binds the parties hereto and their respective successors and assigns, and the words “Borrower” and “Lender” wherever occurring herein shall be deemed to include such respective successors and assigns. However, the Borrower shall not involuntarily, or by operation of law, assign or transfer any interest which it may have under this Agreement, or any part thereof, without the prior written approval of the Lender, except as otherwise expressly permitted in this Agreement. The Lender may assign or otherwise transfer the Loan and any or all of the Loan Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Lender herein or otherwise. The Lender shall have the right to sell participations in the Loan to any other persons or entities without the consent of or notice to the Borrower. Without the consent of or notice to the Borrower, the Lender may disclose to any prospective purchaser of any securities issued or to be issued by the Lender, and any prospective or actual purchaser of any participation or other interest in the Loan or any other loans made by the Lender to the Borrower, any financial or other information, data or material in the Lender’s possession relating to the Borrower or the Loan.

f.	Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

g.	Captions. The captions or headings of the paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

h.	Time of the Essence. All dates and time for the performance of the Borrower’s obligations set forth herein shall be deemed to be of the essence of this Agreement.

i.	Broker’s and Finder’s Fees. The Borrower represents and warrants that it has not dealt with or through any broker or other intermediary in connection with the Loan, and agrees to indemnify, defend and hold the Lender harmless from and against any loss, liability or damage (including attorneys’ fees and expenses) arising from any claim for a brokerage fee or finder’s fee in connection with the Loan.

j.	Publicity. The Lender may at its option and in such manner as it may determine, announce and publicize the source of the financing for the Loan to Borrower.

k.	Integration and Severability. The Loan Documents embody the entire agreement and understanding among Borrower and Lender, and supersede all prior agreements and understandings, relating to the subject matter hereof. In the event that for any reason one or more of the provisions of this Agreement or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

l.	Definitions; Number and Gender. In the event the Borrower consists of more than one person or entity, the obligations and liabilities hereunder of each of such persons and entities shall be joint and several, and the word “Borrower” shall mean all or some or any of them. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

m.	Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or such condition exists.

n.	Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the Commonwealth of Pennsylvania, substantive and procedural, applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

o.	Notices. All notices required or desired to be given to either of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when (i) presented personally to such party, (ii) sent by certified or registered mail, return receipt requested, to such party at its address set forth below, or (iii) sent by email to such party at its electronic mail address set forth below:

Borrower:

ELAUWIT CONNECTION, INC.
c/o Barry Rubens, CEO, ###
1520 Locust Street, Suite 901
Philadelphia, PA 19102

Lender:

ENDURANCE FINANCIAL LLC

Such notice shall be deemed to be given when received if delivered personally, or two (2) days after the date mailed if sent by certified or registered mail, return receipt requested, or at the time shown in a delivery confirmation report generated by the sender’s email system which indicates that delivery of the email to the recipient’s email address has been completed if sent by email. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

p.	Amendments; Consents and Waivers; Authentication. No amendment or modification of any Loan Documents, or any other document or agreement described in or related to this Agreement, or consent to or waiver of any Event of Default, or consent to or waiver of the application of any covenant or representation set forth in any of the Loan Documents, or any other document or agreement described in or related to this Agreement, or any release of Lender’s security interest in any Collateral, shall be effective unless it has been agreed to by Lender and memorialized in a written agreement that:

i.	specifically states that it is intended to amend or modify specific Loan Documents, or any other document or agreement described in or related to this Agreement, or waive any Event of Default or the application of any covenant or representation of any terms of specific Loan Documents, or any other document or agreement described in or related to this Agreement, or is intended to release Lender’s security interest in specific Collateral; and

ii.	is executed by an authorized employee or officer of both parties, or by an authorized employee or officer of Lender with respect to a consent or waiver. The terms of an amendment, consent or waiver memorialized in any written agreement shall be effective only to the extent, and in the specific instance, and for the limited purpose to which Lender has agreed.

q.	Waiver of Jury Trial; Consent to Jurisdiction and Venue; Consent to Service of Process. THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE LOAN DOCUMENTS. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY BORROWER AND BORROWER ACKNOWLEDGES THAT NEITHER LENDER NOR ANY PERSON ACTING ON BEHALF THEREOF HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.

THE BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED BY BORROWER’S OWN FREE WILL, AND THAT BORROWER HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE BORROWER AGREES THAT THIS IS A BUSINESS LOAN AND THAT THE OBLIGATIONS EVIDENCED BY THIS AGREEMENT ARE EXEMPTED TRANSACTIONS UNDER THE TRUTH-IN-LENDING ACT, 15 U.S.C. SECTION 1601, ET SEQ. THE BORROWER FURTHER ACKNOWLEDGES THAT BORROWER HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER PROVISION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF THE PENNSYLVANIA COURT OF COMMON PLEAS, PHILADELPHIA COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF EASTERN DISTRICT OF PENNSYLVANIA FOR ANY PROCEEDING IN CONNECTION HEREWITH.

IF LENDER BRINGS ANY ACTION OR SUIT TO ENFORCE ANY OR ALL OF BORROWER’S OBLIGATIONS UNDER THE LOAN DOCUMENTS, SERVICE OF PROCESS MAY BE MADE UPON THE BORROWER BY MAILING A COPY OF THE SUMMONS BY PREPAID CERTIFIED FIRST CLASS MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER, AND IN SUCH EVENT BORROWER HEREBY WAIVES ANY AND ALL OBJECTIONS TO SUFFICIENCY OF SERVICE OF PROCESS. THE FOREGOING SHALL BE DEEMED INDEPENDENT COVENANTS.

Borrower further warrants and represents that it has a received a copy of all the Loan Documents, as that term is defined herein.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Business Loan Agreement on the date first above set forth.

BORROWER:
ELAUWIT CONNECTION, INC.
A Delaware corporation

By:	/s/ Barry Rubens
Name:	Barry Rubens
Title:	CEO

LENDER:
ENDURANCE FINANCIAL, LLC,
a Wyoming limited liability company

By:	/s/ Glenn Josephs
Name:	Glenn Josephs
Title:	Authorized Member of Endurance Financial, LLC